Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2007 (except for the last eight paragraphs of Note 12, as to which the date is May 3, 2007) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-142926) and related Prospectus of Power Medical Interventions, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 31, 2007